UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of Earliest Event Reported) April 7, 2003

                           COMMISSION FILE NO. 0-22191

                        LOTTERY & WAGERING SOLUTIONS INC.
                (Name of Registrant as Specified in its Charter)

                           Delaware IRS NO. 65-0675901
             (State of Incorporation) (IRS Employer Identification)

           8201 PETERS ROAD, SUITE 1000, FT. LAUDERDALE, FLORIDA 33324
                    (Address of Principal Executive Offices)

                                 (954) 916-2610
              (Registrant's telephone number, Including Area Code)

                                 ---------------
ITEM 5.  OTHER EVENTS

Lottery & Wagering Solutions Inc. ("LWSI") announced that on April 7, 2003 it acquired, pursuant to a private placement with the issuer, 7,962,620 common shares of Pacific Lottery Corporation ("PLC"), and warrants to purchase for a period of two years an additional 1,400,000 common shares of PLC at C$.30 per share. The common shares and warrants represent approximately 11.9% of the common shares of PLC on a fully diluted basis. The common shares were acquired by LWSI in satisfaction of indebtedness at a deemed purchase price of C$.30 per share, and the warrants were acquired as a finders fee.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



(c) Exhibits.
    Exhibit No.                Description
    -----------                -----------
         99.2                  Press release,  dated April 10, 2003, announcing
                               acquisition by LWSI of common shares and warrants of Pacific Lottery Corporation.



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              LOTTERY & WAGERING SOLUTIONS, INC.


Date: April 10, 2003                        By:      /s/ Miles R. Greenberg
                                                     ---------------------------
                                                     Miles R. Greenberg

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                                INDEX TO EXHIBITS

         Exhibit No.      Description

         99.2 Press release, dated April 10, 2003, announcing acquisition by LWSI of common shares and warrants of Pacific Lottery Corporation.